Exhibit 32.1
TCF FINANCIAL CORPORATION
STATEMENT PURSUANT TO 18 U.S.C. §1350

I, Craig R. Dahl, Chief Executive Officer and President of TCF Financial Corporation, a Michigan corporation (the “Company”), hereby certify as follows:

1.	This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Periodic Report”);

2.	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

3.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: March 2, 2020

/s/ Craig R. Dahl
Craig R. Dahl
Chief Executive Officer and President
(Principal Executive Officer)

*
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TCF Financial Corporation and will be retained by TCF Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.